Exhibit 10.57

Strictly private and confidential

To be opened by addressee only

BY ELECTRONIC MAIL

December 17, 2010

Sean Windeatt

Dear Sean:

Reference is made to your partnership interests in BGC Holdings, L.P. (“BGC Holdings” or the “Partnership”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement of Limited Partnership of BGC Holdings, amended and restated as of March 31, 2008 (as further amended from time to time, the “Partnership Agreement”).

You acknowledge and agree that, as soon as practicable, the Partnership shall, with respect to 50,000 non-exchangeable FPUs held by you as of December 15, 2010 (the “Eligible FPUs”), redeem such Eligible FPUs for a cash payment determined based upon the average closing price of BGC Partners, Inc. Class A Common Stock for the five business days immediately following December 15, 2010, less a 2% commission fee (the “Payment”). Such Payment shall be less all applicable taxes, deductions, and withholdings, and payable to you as soon as practicable after such redemption.

You agree to execute any and all documents as required by the Partnership in connection with executing the foregoing. This letter shall be governed by the terms and conditions of, as well as the same venue and choice of law provisions, governing the Partnership Agreement.

This letter agreement contains the entire agreement and understanding of each of the parties hereto with respect to the subject matter hereof, and neither party is relying upon any promises, representations or inducements, written, oral or otherwise, which are not set forth in this letter agreement.

This letter agreement may only be treated as an offer capable of acceptance if executed by Howard W. Lutnick on behalf of the General Partner. It may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. Each such counterpart signature may be delivered via telecopier or email.

Sincerely,

BGC HOLDINGS, L.P.

By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick Title: Chairman and CEO

Accepted and Agreed:

PARTICIPANT

Signature:	/S/ SEAN WINDEATT
Sean Windeatt

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